UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2016

BIOTRICITY INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-201719	47-2548273
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

75 International Blvd., Suite 300 Toronto, ON	M9W 6L9
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (416) 214-3678

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Dr. Norman M. Betts

On April 27, 2016, Biotricity, Inc., a Nevada corporation (the “Registrant”), appointed Dr. Norman M. Betts as director to fill one of two vacancies on the Board of Directors of the Registrant.

Dr. Betts, age 62, is an associate professor, Faculty of Business Administration, University of New Brunswick (“UNB”) and a Chartered Accountant Fellow (FCA). Dr. Betts serves as a director of Tanzanian Royalty Exploration Corporation, a mineral resource company with exploration stage properties, the common shares of which are listed on the Toronto Stock Exchange under the symbol “TNX” and on the NYSE MKT LLC under the symbol “TRX.” He is also a director and Chair of the audit committees of Tembec Inc. (TSX:TMB), an integrated forest products company with operations principally located in Canada and France; – Lead Independent Director of the Board of Adex Mining Inc. (TSX-V:ADE), a Canada-based mining company; and 49 North Resources Inc. (TSXV: FNR), a Saskatchewan focused resource investment company. Dr. Betts was also appointed to the Board of Directors of the Bank of Canada and currently serves as a member of the audit and finance committee and the pension committee. Additionally, Dr. Betts was a member of the New Brunswick Legislative Assembly from 1993 to 2003 and held three different cabinet posts, including minister of finance from 1999 to 2001. He was awarded a PhD in Management from the School of Business at Queen’s University in 1992.

We believe Dr. Betts is qualified to serve as a director due to his extensive accounting, financial management and board of director and governance experience

In connection with the appointment of Dr. Betts, the Registrant authorized the issuance of warrants to purchase 40,000 shares of the Registrant’s common stock, at an exercise price per share of $2.00, with such other terms and conditions as the officers of the Registrant deem reasonable and acceptable.

On April 27, 2016, the Registrant issued a press release announcing the appointment of Dr. Betts as a director. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

David A. Rosa

On May 3, 2016, the Registrant appointed Mr. David A. Rosa as director to fill the remaining vacancy on the Board of Directors of the Registrant.

Mr. Rosa, age 52, was the President and CEO of Sunshine Heart Inc., an early-stage medical device company trading on NASDAQ under the symbol “SSH,” from October 2009 through November 2015. From 2008 to November 2009, Mr. Rosa served as chief executive officer of Milksmart, Inc., a company that specializes in medical devices for animals. From 2004 to 2008, Mr. Rosa served as the vice president of global marketing for cardiac surgery and cardiology at St. Jude Medical. He is a member of the Board of Directors of QXMedical, LLC, a Montreal-based medical device company, and other privately-held companies.

We believe Mr. Rosa is qualified to serve as a director due to his senior leadership experience in the medical device industry, and his expertise in market development, clinical affairs, commercialization and public and private financing.

In connection with the appointment of Mr. Rosa, the Registrant authorized the issuance of warrants to purchase 40,000 shares of the Registrant’s common stock, at an exercise price per share of $2.00, with such other terms and conditions as the officers of the Registrant deem reasonable and acceptable.

On May 3, 2016, the Registrant issued a press release announcing the appointment of Mr. Rosa as a director. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release
99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 3, 2016

BIOTRICITY INC.

By:	/s/ Waqaas Al-Siddiq
Waqaas Al-Siddiq
Chief Executive Officer

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